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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-3 (No. 333-52081 and No. 333-72037) and in the Registration Statements on Form S-8 (No. 333-15947 and No. 333-62039) of Aradigm Corporation of our report dated February 12, 1999, with respect to the financial statements of Aradigm Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

Palo Alto, California
March __, 1999



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